                                                                  EXHIBIT (a)(4)

 GOLDMAN, SACHS & CO.                                 DEAN WITTER REYNOLDS INC.
  85 Broad Street                                      Two World Trade Center
New York, New York 10004                             New York, New York 10048


                       PACIFIC GAS AND ELECTRIC COMPANY
                          OFFER TO PURCHASE FOR CASH

                                     UP TO
          4,850,000 SHARES OF 7.44% REDEEMABLE FIRST PREFERRED STOCK
                      ($25 PAR VALUE) CUSIP NO. 694308719

          2,910,000 SHARES OF 7.04% REDEEMABLE FIRST PREFERRED STOCK
                      ($25 PAR VALUE) CUSIP NO. 694308685

          4,850,000 SHARES OF 6 7/8% REDEEMABLE FIRST PREFERRED STOCK
                      ($25 PAR VALUE) CUSIP NO. 694308677
 -------------------------------------------------------------------------------
         THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
               AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY,
               NOVEMBER 20, 1995, UNLESS THE OFFER IS EXTENDED.
 -------------------------------------------------------------------------------

                                                               October 23, 1995
To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

  In our capacity as Dealer Managers, we are enclosing the material listed below relating to the offer by Pacific Gas and Electric Company, a California corporation (the "Company"), to purchase up to 4,850,000 shares of its 7.44% Redeemable First Preferred Stock ($25 par value) (the "7.44% Shares") at a price of $25.85 per 7.44% Share, up to 2,910,000 shares of its 7.04% Redeemable First Preferred Stock ($25 par value) (the "7.04% Shares") at a price of $26.80 per 7.04% Share and up to 4,850,000 shares of its 6 7/8% Redeemable First Preferred Stock ($25 par value) (the "6 7/8% Shares") at a price of $25.25 per 6 7/8% Share (together, the "Shares"), net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 23, 1995 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"). The Company will purchase all Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions thereof relating to proration (as described in the Offer to Purchase).

  The purchase price will be paid in cash, net to the seller, with respect to all Shares purchased. Shares not purchased because of proration will be returned.

  THE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. The Offer is, however, subject to other conditions. See "Terms of the Offer--Certain Conditions of the Offer" in the Offer to Purchase.

  We are asking you to contact your clients for whom you hold Shares registered in your name (or in the name of your nominee) or who hold Shares registered in their own names. Please bring the Offer to their attention as promptly as possible.

  The Company will pay a solicitation fee of $0.375 per Share for any Shares tendered and accepted for payment pursuant to the Offer covered by a Letter of Transmittal which designates, as having solicited and obtained the tender, the name of (i) any broker or dealer in securities, including the Dealer Managers in their capacity as a broker or dealer, which is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company (each of which is referred to herein as a "Soliciting Dealer"). No such fee shall be payable to a Soliciting Dealer with respect to the tender of Shares by a holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer. No such fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer the amount of such fee to a depositing holder (other than itself). No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of the Company, the Depositary (as defined below), the Dealer Managers or the Information Agent for purposes of the Offer.

  The Company will also, upon request, reimburse Soliciting Dealers for reasonable and customary handling and mailing expenses incurred by them in forwarding materials relating to the Offer to their customers. The Company will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

  In order for a Soliciting Dealer to receive a solicitation fee, First Chicago Trust Company of New York, as Depositary (the "Depositary") must have received from such Soliciting Dealer a properly completed and duly executed Notice of Solicited Tenders in the form attached hereto (or facsimile thereof) within three business days after the expiration of the Offer.

  For your information and for forwarding to your clients, we are enclosing the following documents:

  1. The Offer to Purchase.

  2. The Letter of Transmittal for your use and for the information of your clients.

  3. A letter to shareholders of the Company from the Senior Vice President and Chief Financial Officer of the Company.

  4. The Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents cannot be delivered to the Depositary by the Expiration Date (as defined in the Offer to Purchase).

  5. A letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space for obtaining such clients' instructions with regard to the Offer.

  6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9, providing information relating to backup federal income tax withholding.

  7. A return envelope addressed to First Chicago Trust Company of New York, the Depositary.

  WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, NOVEMBER 20, 1995, UNLESS THE OFFER IS EXTENDED.

  As described in the Offer to Purchase, if more than 4,850,000 7.44% Shares, 2,910,000 7.04% Shares, or 4,850,000 6 7/8% Shares (or, if the Amount Sought of a Series of Preferred (as defined in the Offer to Purchase) is decreased, such lesser amount) have been validly tendered and not withdrawn on or prior to the Expiration Date, as defined in the Offer to Purchase, the Company will purchase Shares of that Series of Preferred from all tendering holders on a pro rata basis.

  NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER ALL OR ANY SHARES. SHAREHOLDERS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

  Any questions or requests for assistance or additional copies of the enclosed materials may be directed to D.F. King & Co., Inc., the Information Agent, or to us, as Dealer Managers, at the respective addresses and telephone numbers set forth on the back cover of the enclosed Offer to Purchase.

                                          Very truly yours,

                                          Goldman, Sachs & Co.
                                          Dean Witter Reynolds Inc.

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, THE DEALER MANAGERS, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                          NOTICE OF SOLICITED TENDERS

  List below the number of Shares tendered by each beneficial owner whose tender you have solicited. All Shares in a Series of Preferred beneficially owned by a beneficial owner, whether in one account or several, and in however many capacities, must be aggregated for purposes of completing the table below. Any questions as to what constitutes beneficial ownership should be directed to the Depositary. If the space below is inadequate, list the Shares in a separate signed schedule and affix the list to this Notice of Solicited Tenders. Please do not complete the sections of the table headed "TO BE COMPLETED ONLY BY DEPOSITARY."

  ALL NOTICES OF SOLICITED TENDERS SHOULD BE RETURNED TO, AND ALL QUESTIONS CONCERNING THE NOTICES OF SOLICITED TENDERS SHOULD BE DIRECTED TO, THE DEPOSITARY. ALL NOTICES OF SOLICITED TENDERS MUST BE RECEIVED BY THE DEPOSITARY WITHIN THREE AMERICAN STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE.

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                      TO BE COMPLETED BY    TO BE COMPLETED    TO BE COMPLETED
                     THE SOLICITING DEALER ONLY BY DEPOSITARY ONLY BY DEPOSITARY
--------------------------------------------------------------------------------
                       NUMBER OF SHARES     NUMBER OF SHARES         FEE
 BENEFICIAL OWNERS         TENDERED             ACCEPTED      ($0.375 PER SHARE)
--------------------------------------------------------------------------------
 Beneficial Owner
 No. 1
--------------------------------------------------------------------------------
 Beneficial Owner
 No. 2
--------------------------------------------------------------------------------
 Beneficial Owner
 No. 3
--------------------------------------------------------------------------------
 Beneficial Owner
 No. 4
--------------------------------------------------------------------------------
 Beneficial Owner
 No. 5
--------------------------------------------------------------------------------
 Beneficial Owner
 No. 6
--------------------------------------------------------------------------------
 Beneficial Owner
 No. 7
--------------------------------------------------------------------------------
 Beneficial Owner
 No. 8
--------------------------------------------------------------------------------
 Beneficial Owner
 No. 9
--------------------------------------------------------------------------------
 Beneficial Owner
 No. 10
--------------------------------------------------------------------------------
   Total
--------------------------------------------------------------------------------

  All questions as to the validity, form and eligibility (including time of receipt) of Notices of Solicited Tenders will be determined by the Depositary, in its sole discretion, which determination will be final and binding. Neither the Depositary nor any other person will be under any duty to give notification of any defects or irregularities in any Notice of Solicited Tenders or incur any liability for failure to give such notification.

  The undersigned hereby confirms that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Offer to Purchase; (iii) in soliciting tenders of Shares, it has used no soliciting materials other than those furnished by the Company; and (iv) if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations.

_____________________________________     _____________________________________
 Printed Firm Name                         Address (Including Zip Code)

_____________________________________     _____________________________________
 Authorized Signature                      Area Code and Telephone Number

_____________________________________
 Name and Title